                                                                    EXHIBIT j(1)


                              CONSENT OF COUNSEL

                           TAX-FREE INVESTMENTS CO.
                           ------------------------


          We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Company - Legal Matters" in the Statement of Additional Information for the Cash Reserve Portfolio, which is included in Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58286), and Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2731), on Form N-1A of Tax-Free Investments Co.



                              /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                              --------------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 24, 2000